Exhibit 10.16

Power of Attorney

Date: November 3, 2020

Our Entity, Beijing Hongshan Shengde Equity Investment Center (LIMITED PARTNERSHIP) , a limited partnership organized and existing under the laws of the People’s Republic of China (“China” or the “PRC”), and a holder of RMB 1,575,763 of the registered capital in Beijing Ronglian Yitong Information Technology Co., Ltd (“ Ronglian Yitong “) as of the date when the Power of Attorney is executed, hereby irrevocably authorize Anxun Guantong (Beijing) Technology Co., Ltd. (“WFOE”) (including such person(s) designated by WFOE, their successors and liquidators) to exercise the following rights relating to all equity interests held by our entity now and in the future in Ronglian Yitong (“Our Entity’s Shareholding”) during the term of this Power of Attorney:

The WFOE is hereby authorized to act on Our Entity’s behalf as Our Entity’s exclusive agent and attorney with respect to all matters concerning Our Entity’s Shareholding, including but not limited to: 1) attending shareholders’ meetings of Ronglian Yitong; 2) exercising all the shareholder’s rights and shareholder’s voting rights that Our Entity is entitled to under the relevant PRC laws and Ronglian Yitong’s Articles of Association, including but not limited to the sale, transfer, pledge, or disposition of Our Entity’s Shareholding in part or in whole; 3) signing minutes and resolutions and filing documents with the companies registry; and 4)designating and appointing on Our Entity’s behalf the legal representative, directors, supervisors, chief executive officer, and other senior management members of Ronglian Yitong.

Without limiting the generality of the powers granted hereunder, the WFOE shall have the power and authority to, on Our Entity’s behalf, execute all the documents Our Entity shall sign as stipulated in the Exclusive Option Agreement entered into by and among Our Entity, the WFOE, and Ronglian Yitong on November 3, 2020 and the Equity Pledge Agreement entered into by and among Our Entity, the WFOE, and Ronglian Yitong on November 3, 2020 (including any modifications, amendments, and restatements thereto, collectively referred to as the “Transaction Documents”), and perform the terms of the Transaction Documents.

All the actions associated with Our Entity’s Shareholding conducted by the WFOE shall be deemed as Our Entity’s own actions, and all the documents related to Our Entity’s Shareholding executed by the WFOE shall be deemed as executed by Our Entity.  Our Entity hereby acknowledges and ratifies those actions and/or documents by the WFOE.

The WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to Our Entity or obtaining Our Entity’s consent. If required by PRC laws, the WFOE shall designate a PRC citizen to exercise the aforementioned rights.

During the period that Our Entity is a shareholder of Ronglian Yitong, this Power of Attorney shall be irrevocable and continuously effective and valid from the date of execution of this Power of Attorney. Our Entity further acknowledges that, notwithstanding any provision of this Agreement to the contrary, Our Entity has agreed on all of the terms and conditions of this Power of Attorney since June 10, 2016, and has authorized the WFOE all of the power and authority to act on Our Entity’s behalf as set forth under this Power of Attorney and has been subject to this Power of Attorney within the aforementioned period.

During the term of this Power of Attorney, Our Entity hereby waives all the rights associated with Our Entity’s Shareholding, which have been authorized to the WFOE through this Power of Attorney, and Our Entity shall not exercise such rights .

This Power of Attorney is written in Chinese and English.  The Chinese version and English version shall have equal legal validity; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

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Beijing Hongshan Shengde Equity Investment Center (LIMITED PARTNERSHIP)

By:	/s/ Zixuan Wang	/s/ Seal
Name:	Zixuan Wang
Title:	Authroized representative

Date: November 3, 2020

Accepted by:

Anxun Guantong (Beijing) Technology Co., Ltd.

By:	/s/ SUN Changxun	/s/ Seal
Name:	Sun Changxun
Title:	Legal Representative

Acknowledged by:

Beijing Ronglian Yitong Information Technology Co., Ltd.

By:	/s/ SUN Changxun	/s/ Seal
Name:	Sun Changxun
Title:	Legal Representative